Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of July __, 2010 (this “Agreement”), is entered into by and between ABSOLUTE LIFE SOLUTIONS, INC., a Nevada corporation with headquarters located at 45 Broadway, 6th Floor, New York, NY 10006 (the “Company”), and each individual or entity named on an executed counterpart of the signature page hereto (each such signatory is referred to as a “Buyer”) (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer [each, an “Other Buyer”] under such agreement and the Transaction Agreements, as defined below, referred to therein).

W I T N E S S E T H:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act; and

WHEREAS, the Company desires to sell and the Buyer wishes to purchase from the Company, subject to and upon the terms and conditions set forth in this Agreement and acceptance of this Agreement by the Company, shares of the Series A 12.5% Convertible Preferred Stock, par value $0.00001 per share and having a Stated Value of $1,000 per share (the “Stated Value”), of the Company (the “Designated Preferred Stock”) which will be convertible into shares of Common Stock, $0.00001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the conditions of such Designated Preferred Stock, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

AGREEMENT TO PURCHASE; PURCHASE PRICE.

a.

Agreement to Purchase.

(i)

Subject to the terms and conditions set forth in this Agreement and the other Transaction Agreements, the undersigned hereby agrees to purchase from the Company the number of shares of Designated Preferred Stock specified on the Buyer’s signature page of this Agreement (the “Purchased Shares”) and the Warrants (the Purchased Shares and the Warrants, collectively, the “Purchased Securities”) for the purchase price set forth on the Buyer’s signature page of this Agreement (the “Purchase Price”), which Purchase Price is not less than $250,000.00.

(ii)

The actual total Purchase Price of all Buyers (including Other Buyers), which shall not be less than the Minimum Aggregate Purchase Price and not more than the Maximum Aggregate Purchase Price (as those terms are defined below), is referred to as the “Aggregate Purchase Price.”

(iii)

The Designated Preferred Stock shall have the terms and conditions set forth in the Certificate of Designations of Rights and Preferences of the Series A 12.5% Convertible Preferred Stock of the Company attached hereto as Annex I (the “Certificate of Designations”). Among other things, each share of Designated Preferred Stock shall be convertible into Common Stock at the Conversion Price (as that term is defined in the Certificate of Designations).1 References herein to the terms of the Purchased Shares refer to the terms of the Certificate of Designations.

(iv)

On the relevant Closing Date (as defined below), the Purchase Price shall be paid by the Buyer and the Company will deliver the Closing Certificates (as defined below) to the Escrow Agent, as provided in Section 1(c) hereof.

(v)

The purchase to be made by the Buyer from the Company and the issuance by the Company to the Buyer of the Purchased Securities to the Buyer are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Purchased Securities, and are referred to collectively as the “Transactions.”

b.

Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

____________

1 The Company and the Buyer note that the Conversion Price shall initially be One Dollar ($1.00) per share, which price may be adjusted from time to as provided in the Certificate of Designations.

“Additional Closing Date” means, if there is more than one Closing Date, the relevant Buyer’s Closing Date after the Initial Closing Date.

“Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

“Buyer’s Closing Date” means the Closing Date applicable to the Transactions for the relevant Buyer.

“By-laws” means the by-laws of the Company (howsoever denominated), as amended to date.

“Certificate of Incorporation” means the certificate of incorporation, articles of incorporation or other charter document (howsoever denominated) of the Company, as amended to date.

“Closing Certificates” means the (x) the original stock certificate(s) representing the Purchased Shares and (y) the Warrant, each duly executed by the Company and issued in the name of the Buyer on the Buyer’s Closing Date.

“Closing Date” means the date for the closing of the Buyer’s Transactions, which may be the Initial Closing Date or the relevant Additional Closing Date, as the case may be; provided, however, that, once subscriptions for at least the Minimum Aggregate Purchase Price have been received and accepted and the funds representing the Purchase Price for such Buyers at least equal to the Minimum Aggregate Purchase Price have been received in escrow as provided herein, there may be an Initial Closing Date followed by one or more Additional Closing Dates, as provided in Section 6 hereof; and provided, further, that no Closing Date shall be later than the Latest Closing Date.

“Company's SEC Documents” means the Company’s filings on the SEC’s EDGAR system filed by the Company on or after March 1, 2010.

“Conversion Shares” means any or all of (i) the shares of Common Stock issued or issuable upon conversion of the Purchased Shares, and (ii) the shares of Common Stock issued or issuable in payment of accrued dividends thereon, as contemplated in the Certificate of Designations.

“Current Information Reports” means all reports and material required to be filed by the Company so that the conditions, if applicable, of Rule 144 that there is adequate current information with respect to the Company will be satisfied.

“Disclosure Annex” means Annex III to this Agreement; provided, however, that whether or not any information in the Disclosure Annex references one or more specific Sections of this Agreement, such disclosure shall qualify all other relevant provisions in this Agreement.

“Escrow Agent” means Krieger & Prager LLP, the escrow agent identified in the Joint Escrow Instructions attached hereto as Annex II (the “Joint Escrow Instructions”).

“Escrow Funds” means the Purchase Price delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof.

“Escrow Property” means the Escrow Funds and the Closing Certificates delivered to the Escrow Agent, as contemplated by Section 1(c) hereof.

“Exercise Price” means the per share exercise price of a Warrant.

“Expiration Date” means the close of business on the last day of the calendar month in which the Fifth Anniversary Date occurs.

“Final Lock-up Date” means the date on which the aggregate Stated Value of all outstanding unconverted Purchased Shares is twenty-five percent (25%) or less of the Aggregate Purchase Price.

“Fifth Anniversary Date” means the fifth annual anniversary of the Initial Closing Date.

“Holder” means the Person holding the relevant Securities at the relevant time.

“Initial Closing Date” means the Closing Date or, if there is more than one Closing Date for the transactions contemplated by this Agreement, the Closing Date for the first of such closings; provided, however, that in all instances the aggregate Purchase Price for all Buyers whose

Transactions are closing on the Initial Closing Date shall be for at least the Minimum Aggregate Purchase Price.

“Issue Date” means, with respect each Purchased Share and each Warrant, the Closing Date on which such instrument was initially issued to the Buyer.

“Issue Date Conversion Shares” means, with respect to the Buyer’s Closing Date, the number of shares of Common Stock equal to (x) the Stated Value of the Purchased Shares issued to the Buyer on such Closing Date, divided by (y) the Conversion Price (without regard to whether or not the Purchased Shares were convertible on such date in accordance with their terms) in effect on such date.

“Last Audited Date” means August 31, 2009.

“Latest Closing Date” means the earlier of (x) if, as a result of the Transactions consummated on a Closing Date, the Maximum Aggregate Purchase Price has been achieved, that Closing Date, or (z) the date which is four months after the Initial Closing Date.

“Majority in Interest of the Holders” means one or more Holders whose respective outstanding Stated Value of the Purchased Shares held by each of them, as of the relevant date, aggregate more than fifty percent (50%) of the aggregate outstanding Stated Value of the outstanding unconverted Purchased Shares held by the Buyer and all Other Buyers on that date.

“Material Adverse Effect” means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (x) adversely affect the legality, validity or enforceability of the Purchased Securities or any of the Transaction Agreements, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its material obligations under any of the Transaction Agreements or the transactions contemplated thereby.

“Maximum Aggregate Purchase Price” means Sixty Million Dollars ($60,000,000.00).

“Minimum Aggregate Purchase Price” means Five Million Dollars ($5,000,000.00).

“New Common Stock” means shares of Common Stock and/or securities convertible into, and/or other rights exercisable for, Common Stock, which are offered or sold in a New Transaction.

“New Transaction” means, unless consented to by a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), (i) a sale of

(A) Common Stock below the then applicable Conversion Price, (B) Pari Passu Securities (as defined in the Certificate of Designations), or (C) a security convertible into Common Stock or (ii) an equity or credit line transaction, in a transaction offered or consummated after the date hereof; but such term does not include (a) the sale of the Purchased Shares to the Buyer and the Other Buyers, (b) the issuance of Common Stock upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, or in respect of any other financing agreements as in effect on the date hereof and identified in the Disclosure Annex or in the Company’s SEC Documents, (c) the issuance of New Common Stock pursuant to an Employee Stock Option Plan (an “ESOP”) or a stock incentive plan of the Company, (d) the issuance of New Common Stock pursuant to a non-employee director stock option plan of the Company, (e) the issuance of New Common Stock pursuant to a consultants’ stock option plan of the Company, (f) the issuance of Common Stock upon the exercise of any options or warrants referred to in the preceding clauses of this paragraph, (g) the issuance of stock options or warrants to employees, officers or directors of the Company, or (h) the issuance of up to an aggregate of 1,000,000 shares of Common Stock (or securities convertible into such number of shares and then the subsequent issuance of such shares upon conversion) issued to other service providers but not at a price or conversion price of less than $1.00 per share.

“New Transaction Period” means the period commencing on the Closing Date and continuing through and including the Final Lock-up Date.

“Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

“Principal Trading Market” means the Over the Counter Bulletin Board or such other market on which the Common Stock is principally traded at the relevant time, but shall not include the “pink sheets.”

“Registration Rights Agreement” means the Registration Rights Agreement of even date herewith, to which the Company and the Buyer are parties, which Registration Rights Agreement shall be substantially in the form of Annex IV hereto.

“Rule 144" means, as may be in effect from time to time, (i) Rule 144 promulgated under the Securities Act or (ii) any other similar rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration under the Securities Act.

“Securities” means the Purchased Securities and the Shares.

“Shares” means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares.

“State of Incorporation” means Nevada.

“Subsidiary” means, as of the relevant date, any subsidiary of the Company (whether or not included in the Company's SEC Documents) whether now existing or hereafter acquired or created.

“Trading Day” means any day during which the Principal Trading Market shall be open for business.

“Transaction Agreements” means this Agreement, the Certificate of Designations, the Joint Escrow Instructions, each issued Warrant, the Registration Rights Agreement and the Disclosure Annex and includes all ancillary documents referred to in those agreements.

“Transfer Agent” means, at any time, the transfer agent for the Company’s Common Stock.

“Warrant Shares” means shares of Common Stock issued or issuable upon exercise of the Warrants.

“Wire Instructions” means the Purchase Price Wire Instructions as provided in Annex VII annexed hereto.

c.

Form of Payment; Delivery of Closing Certificates.

(i)

The Buyer shall pay the Purchase Price by delivering immediately available good funds in United States Dollars to the Escrow Agent no later than the date prior to the Buyer’s Closing Date.

(ii)

(A)

With respect to Initial Closing Date, the Company will deliver the relevant Certificates to the Escrow Agent no later than three (3) Trading Days after the Escrow Agent notifies the Company that the Escrow Agent has on deposit cleared funds from or on behalf of one or more Buyers in an aggregate amount equal to at least the Minimum Aggregate Purchase Price.

(B)

If there is more than one Closing Date, then with respect to each Additional Closing Date, the Company will deliver the relevant Closing Certificates to the Escrow Agent within three (3) Trading Days after the Escrow Agent notifies the Company that the Escrow Agent has on deposit cleared funds equal to the Purchase Price for the one or more relevant Other Buyers;

provided, however, that the Aggregate Purchase Price of all Buyers on all Closing Dates (including the then current Closing Date) shall not exceed the Maximum Aggregate Purchase Price.

(C)

Such Closing Certificates shall be held in escrow as provided in the Joint Escrow Instructions.

(iii)

By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

d.

Method of Payment. Payment into escrow of the Purchase Price shall be made to the Escrow Agent as provided in the Wire Instructions.

2.

BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION. The Buyer represents and warrants to, and covenants and agrees with, the Company, as of the date hereof and, except as otherwise noted, as of the Buyer’s Closing Date, as follows:

a.

Without limiting Buyer's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the Securities Act, the Buyer is purchasing the Securities for the Buyer’s own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b.

The Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act, (ii) experienced in making investments of the kind described in this Agreement and the other Transaction Agreements, (iii) able, by reason of the business and financial experience of the Buyer and the Buyer’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect the Buyer’s own interests in connection with the transactions described in this Agreement and the other Transaction Agreements, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

c.

All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the relevant Securities under the Securities Act or pursuant to an exemption from such registration.

d.

The Buyer understands and agrees that the Securities have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of the Buyer contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration. The Buyer understands that the Securities are being offered and sold to the Buyer in reliance on specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

e.

The Buyer and the Buyer’s advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Securities which have been requested by the Buyer, including those set forth in any Disclosure Annex attached hereto. The Buyer and the Buyer’s advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's SEC Documents. Buyer acknowledges that the Company intends to file the Disclosure Annex (in whole or in part) as a Form 8-K with the Securities and Exchange Commission and that Buyer has had access to, and the opportunity to review same.

f.

The Buyer understands that its investment in the Securities involves a high degree of risk.

g.

The Buyer hereby represents that, in connection with the Buyer’s investment or the Buyer’s decision to purchase the Securities, the Buyer has not relied on any statement or representation of any Person, including any such statement or representation by the Company or any of their respective controlling Persons, officers, directors, partners, agents and employees or any of their respective attorneys, except as specifically set forth herein.

h.

The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the suitability of the investment in the Securities nor have any such authorities passed upon or endorsed the merits of the offering of the Securities.

k.

This Agreement and each of the other Transaction Agreements to which the Buyer is a party, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Buyer. This Agreement has been executed and delivered by the Buyer, and this Agreement is, and each of the other Transaction Agreements to which the Buyer is a party, when executed and delivered (or deemed executed and delivered as contemplated hereby) by the Buyer, will be valid and binding obligations of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

l.

The execution, delivery and performance of this Agreement and the consummation by the Buyer of the transactions contemplated hereby or relating hereto do not and will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Buyer is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Buyer or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Buyer’s ability to fulfill its obligations under this Agreement or the other Transaction Agreements). The Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Buyer is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

m.

The Buyer understands that if there is more than one Closing Date, Other Buyers did or will have the opportunity to enter into this Agreement on the same terms as those applicable on the Initial Closing Date (such as, but not necessarily limited to, the Conversion Price and the dividend rate of the Purchased Shares, and the Expiration Date and Exercise Price specified in the Warrant) will apply to the Transactions of Other Buyers consummated on other Closing Dates, whether such other Closing Dates were before or will be after the Buyer’s Closing Date, despite the fact that certain events occurred or will occur or other information became or will become known in the interim and despite the fact that certain facts, such as, but not necessarily limited to, trading prices and activity with respect to the Company or in general, and the financial condition of the Company, may vary from those applicable to the Buyer’s Closing Date.

3.

COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and, except as otherwise noted, as of the Buyer’s Closing Date that, except as otherwise provided in the Disclosure Annex or in the Company’s SEC Documents:

a.

Rights of Others Affecting the Transactions. There are no preemptive rights of any stockholder of the Company to acquire the Securities. No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements. Except as set forth in the Disclosure Annex, no Person has, and as of the Closing Date, no Person shall have, any demand, “piggy-back” or other rights to cause the Company to file any registration statement under the Securities Act relating to any of its securities or to participate in any such registration statement.

b.

Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Stock is not currently quoted on any trading market.

c.

Authorized Shares.

(i)

The capitalization of the Company (including the number of shares of each class of stock which is authorized and the number of such shares which are outstanding) is as indicated in the Disclosure Annex.

(ii)

There are no outstanding securities which are exercisable for, exchangeable for or convertible into shares of Common Stock or exercisable for, exchangeable for or convertible into instruments which are convertible into shares of Common Stock, whether such exercise, exchange or conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future. If any such securities are listed on the Disclosure Annex, the number or amount of each such outstanding convertible security and the conversion terms are set forth in said Disclosure Annex.

(iii)

All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Closing Date, were the Purchased Shares fully converted and were the Warrant fully exercised on that date (without regard to any limitations on such conversion or exercise).

(iv)

The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued on conversion of, or in payment of dividends on, the Purchased Shares or upon exercise of the Warrants, in each case in accordance with their respective applicable terms, will have been duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

d.

Transaction Agreements and Stock. This Agreement and each of the other Transaction Agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the Certificate of Designations, the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company (or deemed executed and delivered by the Company as contemplated hereby), will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

e.

Non-contravention. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by this Agreement, the Certificate of Designations, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the Certificate of Incorporation or By-laws, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

f.

Securities Law Matters; Approvals.

(i)

No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

(ii)

Assuming the accuracy of the representations and warranties of the Buyer set forth in Section 2, the offer and sale by the Company of the Purchased Securities is exempt from (A) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the SEC thereunder and (B) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

g.

Filings. None of the Company’s SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since July 1, 2009, the Company has filed all annual and quarterly reports required to be filed by the Company with the SEC under Section 13(a) or 15(d) of the Exchange Act. The financial statements of the Company included in the Company’s SEC Documents, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except in the case of unaudited statements permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

h.

Absence of Certain Changes. Since the Last Audited Date, there has been no Material Adverse Effect, except as disclosed in the Company’s SEC Documents. Since the Last Audited Date, except as provided in the Company’s SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i.

Full Disclosure. The Disclosure Annex does not contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company (other than conditions known to the public generally or as disclosed in the Company’s SEC Documents or the Disclosure Annex) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

j.

Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

k.

No Integrated Offering. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since December 1, 2009, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

l.

Fees to Brokers, Finders and Others. The Company has taken no action which would give rise to any claim by any Person for brokerage commission, placement agent or finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Except for such fees arising as a result of any agreement or arrangement entered into by the Buyer without the knowledge of the Company (a “Buyer’s Fee”), Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees (other than a Buyer’s Fee).

m.

Disclosure. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by the Company

n.

Confirmation. The Company agrees that, if, to the knowledge of the Company, any events occur or circumstances exist prior to the release of the Escrow Funds to the Company which would make any of the Company’s representations or warranties set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer and the Escrow Agent in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefore.

o.

No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Disclosure Annex or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, financial condition, or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. Except as otherwise provided in the Disclosure Annex or in the Company’s SEC Documents:, there are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

p.

Approvals. No authorization, approval, consent or license of any court, governmental body, regulatory agency, self-regulatory organization, is required to be obtained by the Company, or any of its principals for the Company to commence and operate the business activities set forth in the Disclosure Annex except such authorizations, approvals and consents that have been obtained.

4.

CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.

Transfer Restrictions. The Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the Securities Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the Securities Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (3) except as may be specifically provided in the Transaction Agreements, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or to comply with the terms and conditions of any exemption thereunder.

b.

Restrictive Legend. The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the Securities Act and may be sold in accordance with an effective registration statement, or until such Shares can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

c.

Reporting Status. During the period from the Closing Date to and the Fifth Anniversary Date, the Company shall

(i)

timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and, unless such filing is publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), to provide a copy thereof to the Buyer promptly after such filing,

(ii)

take all reasonable action under its control to ensure that Current Information Reports are publicly available,

(iii)

not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination, and

(iv)

take all reasonable action under its control to qualify for and maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, all Shares) on the Principal Trading Market or a listing on the NASDAQ Capital, Global or Global Select Markets or AMEX.

d.

Registration Rights Agreement. As of the Buyer’s Closing Date, each of the Buyer and the Company is executing and delivering the Registration Rights Agreement, the terms of which are incorporated herein by reference. The Company agrees that it will not file any other Registration Statement for a period of 120 days from the effectiveness of the Registration Statement required to be filed under the Registration Rights Agreement.

e.

Warrants.

(i)

The Company agrees to issue to the Buyer, and the Buyer agrees to purchase from the Company, on the Buyer’s Closing Date two transferable warrants (“Warrant A” and “Warrant B,” respectively; each, a “Warrant” and, collectively, the “Warrants”) for the purchase of the number of shares, each equal to fifty percent (50%) of the Issue Date Conversion Shares.

(ii)

(a)

Warrant A shall have an Exercise Price of $2.00 per share (subject to adjustment as provided in Warrant A).

(b)

Warrant B shall have an Exercise Price of $4.00 per share (subject to adjustment as provided in Warrant B).

(iii)

Each Warrant, whether issued on the Initial Closing Date or on an Additional Closing Date, shall be exercisable commencing on its Issue Date and shall expire on the Expiration Date.

(iv)

Except as specified above, each Warrant shall generally be in the form annexed hereto as Annex V.

(v)

The Warrant Shares shall be subject to the provisions of the Registration Rights Agreement.

f.

Use of Proceeds. The Company will use the net proceeds received hereunder (excluding amounts paid as contemplated by the Joint Escrow Instructions) for general corporate purposes.

g.

Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under the Transaction Agreements are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any Other Buyer under any one or more of the Transaction Agreements. The decision of each Buyer or Other Buyer to purchase Purchased Securities pursuant to the Transaction Agreements has been made by such Buyer independently of any Other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries, if any, which may been made or given by any Other Buyer or any of their respective officers, directors, principals, employees, agents, counsel or representatives (collectively, including the Buyer, the “Buyer Representatives”). No Buyer Representative shall have any liability to any Other Buyer or the Company relating to or arising from any such information, materials, statements or opinions, if any. Each Buyer acknowledges that no Other Buyer has acted as agent for such Buyer in connection with making its investment hereunder and that no Buyer will be acting as agent of such Other Buyer in connection with monitoring its investment in the Purchased Securities or enforcing its rights under the Transaction Agreements. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Agreements, and it shall not be necessary for any Other Buyer to be joined as an additional party in any proceeding for such purpose.

h.

Equal Treatment of Buyers. No consideration shall be offered or paid to the Buyer or any Other Buyer (or any of their respective Affiliates or any Person acting on their behalf, whether as an employee, agent, advisor, consultant, representative or otherwise) to amend or consent to a waiver or modification of any provision of any of the Transaction Agreements unless the same consideration is also offered to all of the Buyers.

i.

Computation of Dates in Transaction Agreements. The Company and the Buyer agree that, anything herein or in any other Transaction Agreement to the contrary notwithstanding, all references in this Agreement or in any other Transaction Agreement to a date determined (howsoever denominated) in relation to the “Closing Date,” shall be deemed to refer to the date so determined in relation to the Initial Closing Date, even if the Buyer’s Closing Date was subsequent to the Initial Closing Date. In furtherance of the foregoing, and not in limitation thereof, each Warrant shall have an Expiration Date based on the Initial Closing Date.

j.

New Transactions. The Company covenants and agrees that, a it will not without the prior written consent of a Majority in Interest of the Holders in each instance (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever),during the New Transaction Period, enter into any New Transaction.

k.

Equivalence. If any Purchaser under this Securities Purchase Agreement during the period from the Initial Closing Date to the Latest Closing Date shall receive terms more favorable than the terms received by the Purchaser, the Purchaser shall have the right to have the terms of the Transaction Agreements adjusted, mutatis mutandis, to the terms of such other Purchaser’s participation.

5.

TRANSFER AGENT INSTRUCTIONS.

a.

The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Purchased Shares or the exercise of the Warrants, if any, as may be applicable from time to time, in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the Securities Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Holder in connection therewith. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Agreements. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the Securities Act or upon request from a Holder while there is an effective registration statement covering the sale of the relevant Shares, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities, as may be applicable, promptly instruct the Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

b.

The Holder of a Purchased Share or a Warrant shall be entitled to exercise its conversion or exercise privilege with respect to the Purchased Share or the Warrant, as the case may be, notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the “Bankruptcy Code”). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of such holder’s exercise privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Purchased Share or the exercise of the Warrant. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

6.

CLOSING DATE.

a.

(i)

The Initial Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run; provided, however, that on the Initial Closing Date, the aggregate subscriptions shall be for at least the Minimum Aggregate Purchase Price.

(ii)

If additional subscriptions and the related Purchase Price are received after the Initial Closing Date, one or more Additional Closing Dates may be held; provided that (i) for all Closing Dates, the aggregate Purchase Price of all Buyers for all such Closing Dates shall not exceed the Maximum Aggregate Purchase Price, and (ii) no Closing Date shall be later than the Latest Closing Date.

(iii)

Notwithstanding the foregoing, the Escrow Agent shall not be obligated to arrange an Additional Closing Date unless both (x) such Additional Closing Date is at least five (5) Trading Days after the previous Closing Date and (y) the aggregate Purchase Price of the relevant Buyers on such Additional Closing Date is equal to the lower of (1) Five Hundred Thousand Dollars ($500,000.00) or (2) the amount equal to the Maximum Aggregate Purchase Price (or lower amount designated in a Final Closing Notice, as defined below, from the Company to the Escrow Agent) less the aggregate Purchase Price of all Buyers for all previous Closing Dates. The term “Final Closing Notice” means a written notice from the Company to the Escrow Agent which provides that (A) the Aggregate Purchase Price for all Buyers under this Agreement will be a specified amount, which is lower than the Maximum Aggregate Purchase Price, and (B) the next Additional Closing Date will be the final Closing Date.

b.

The closing of the Transactions shall occur on the relevant Closing Date at the offices of the Escrow Agent.

c.

(i)

If the Initial Closing Date does not occur by the close of business on July 31, 2010, then at any time after that date and prior to the date on which the Initial Closing Date occurs, the Buyer may, by written notice to the Escrow Agent (a “Cancellation Notice”) with a copy to the Company, request the return by the Escrow Agent to the Buyer of the Buyer’s Purchase Price. Upon the Escrow Agent’s receipt of such Cancellation Notice, if the Initial Closing Date has not occurred prior to 5 PM (Eastern Time) of the Trading Day following such receipt by the Escrow Agent, the Buyer shall have no further obligations under this Agreement, including, without limitation, the obligation to pay any part of the Purchase Price, and the Escrow Agent shall return the Buyer’s Escrow Funds to the Buyer and the Certificates issued to the Buyer being held as part of the Escrow Property to the Company.

(ii)

If the Escrow Agent receives a timely Cancellation Notice from the Buyer, but the Initial Closing Date occurs prior to 5 PM (Eastern Time) of Trading Day following the Escrow Agent’s receipt of such Cancellation Notice, the Cancellation Notice shall be deemed null and void ab initio.

(iii)

If, as a result of effective one or more Cancellation Notices received from one or more Buyers (whether such Buyers constitute all Buyers or less than all Buyers), the Aggregate Purchase Price of all remaining Buyers is less than the Minimum Aggregate Purchase Price, then the Initial Closing Date shall not occur until the subscription of the Buyer and any Other Buyers who have not issued Cancellation Notices are for at least the Minimum Aggregate Purchase Price. If, as of the Latest Closing Date, the Initial Closing Date has not occurred, this Agreement shall be deemed canceled with respect to all Buyers as if each of them had timely given a Cancellation Notice.

d.

Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

7.

CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The Buyer understands that the Company's obligation to sell the Purchased Securities to the Buyer pursuant to this Agreement on the Buyer’s Closing Date is conditioned upon:

a.

The execution and delivery of this Agreement, and, where indicated, the other Transaction Agreements by the Buyer on or before such Closing Date;

b.

The execution and delivery by the Buyer to the Escrow Agent by such Closing Date of good funds as payment in full of an amount equal to the Purchase Price in accordance with this Agreement;

c.

The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

d.

There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8.

CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

The Company understands that the Buyer's obligation to purchase the Purchased Securities on the Buyer’s Closing Date is conditioned upon:

a.

The execution and delivery of this Agreement and the other Transaction Agreements by the Company on or before such Closing Date;

b.

The Certificate of Designations shall have been filed in the State of Incorporation;

c.

The delivery by the Company to the Escrow Agent of the Closing Certificates in accordance with this Agreement;

d.

The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date (except that, with respect to any Additional Closing Date, the Company shall be deemed to have disclosed that Purchased Securities have been issued and are outstanding, where the Purchase Price of all Buyers of such Purchased Securities is not less than the Minimum Aggregate Purchase Price and not more than the Maximum Aggregate Purchase Price), and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date; and

e.

There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

9.

NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

(b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the addresses provided in Annex VI attached hereto (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto).

10.

GOVERNING LAW.

a.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

b.

JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

11.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive for a period of three (3) years from the date of the execution and delivery of this Agreement and the payment of the Purchase Price, and shall inure to the benefit of the Investor and the Company and their respective successors and assigns.

12.

MISCELLANEOUS.

a.

Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

b.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

c.

This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

d.

All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e.

This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

f.

A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on all parties hereto.

g.

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h.

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i.

All dollar amounts referred to or contemplated by this Agreement or any other Transaction Agreement shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

j.

This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, with respect to the number of Purchased Shares and Purchase Price specified below, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

PURCHASED SHARES:

______________________________

[Note: Minimum Number of Purchased Shares is 250]

x Stated Value of $1,000 per share =

PURCHASE PRICE:

$_____________________________

[Note: Minimum Purchase Price is $250,000.00]

BUYER:

_____________________________

____________________________________

Address

Printed Name of Buyer

_____________________________

By: ________________________________

Telecopier No. ___________________

(Signature of Authorized Person)

____________________________________

___________________________________

Printed Name and Title

Jurisdiction of Incorporation or Organization

If the above Notice Address is not the Residence (for individual Buyer) or Principal Place of Business (for Buyer which is not an individual), such Residence or Principal Place of Business is:

_____________________________

_____________________________

_____________________________

COMPANY:

ABSOLUTE LIFE SOLUTIONS, INC.

By:  ___________________________

Title:  __________________________